Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Puyi Inc. on Amendment No.6 to Form F-3 (FILE NO. 333-261063) of our report dated September 27, 2021, with respect to our audits of the consolidated statements of financial position of Puyi Inc. as of June 30, 2021 and 2020, and the related consolidated statements of operations and comprehensive income (loss), stockholder’s equity and cash flows for each of the three years in the period ended June 30, 2021 appearing in the Annual Report on Form 20-F of Puyi Inc. for the year ended June 30, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP (“Formerly Marcum Bernstein & Pinchuk LLP”)

New York, New York

September 16, 2022

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com